SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) — July 2, 2002

Correctional Properties Trust

(Exact name of Registrant as specified in its declaration of trust)

Maryland	1-14031	65-0823232

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 PGA Blvd., Suite 750, Palm Beach Gardens, Florida 33410
(Address and zip code of principal executive offices)

(561) 630-6336
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal
year if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant.

     On July 2, 2002, Correctional Properties Trust, a Maryland real estate investment trust (the “Company”) dismissed Arthur Andersen LLP as its independent auditors and engaged Ernst & Young LLP as its new independent auditors. The change in auditors became effective on July 2, 2002. This decision was approved by the Company’s Board of Trustees upon the recommendation of its Audit and Finance Committee. Ernst & Young will audit the financial statements of the Company for the fiscal year ending December 31, 2002.

     During the two most recent fiscal years of the Company ended December 31, 2001, and the subsequent interim period through July 2, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports.

     None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years of the Company ended December 31, 2001 or within the interim period through July 2, 2002.

     The audit reports of Arthur Andersen on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. A letter from Arthur Andersen is attached hereto as Exhibit 16.1.

     During the two most recent fiscal years of the Company ended December 31, 2001, and the subsequent interim period through July 2, 2002, the Company did not consult with Ernst & Young regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

                  (c)    Exhibits.

Exhibit
Number	Description

16.1	Letter of Arthur Andersen LLP regarding change in certifying accountant.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORRECTIONAL PROPERTIES TRUST

July 3, 2002	By: /s/ David J. Obernesser

David J. Obernesser Vice President and Chief Financial Officer

CORRECTIONAL PROPERTIES TRUST
CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter of Arthur Andersen LLP regarding change in certifying accountant.

4